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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 16, 2001 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of North America in the Registration Statement on Form S-6 and related prospectus of Separate Account I of The Manufacturers Life Insurance Company (U.S.A.) relating to the "Venture Life" contracts and to be filed with the Securities and Exchange Commission on January 2, 2002.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 28, 2001




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 23, 2001 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) in the Registration Statement on Form S-6 and related prospectus of Separate Account I of The Manufacturers Life Insurance Company (U.S.A.) relating to the "Venture Life" contracts and to be filed with the Securities and Exchange Commission on January 2, 2002.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 28, 2001